                                                                     Exhibit 3.1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "IRON AGE HOLDINGS CORPORATION" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

     THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

     CERTIFICATE OF INCORPORATION, FILED THE THIRD DAY OF FEBRUARY, A.D. 1997, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE TWENTIETH DAY OF FEBRUARY, A.D. 1997, AT 9 O'CLOCK A.M.

     CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 1997, AT 9 O'CLOCK A.M.

     CERTIFIED OF AMENDMENT, CHANGING ITS NAME FROM "IA HOLDINGS CORP." TO "IRON AGE HOLDINGS CORPORATION", FILED THE TWENTY-SIXTH DAY OF FEBRUARY, A.D. 1997, AT 3:40 O'CLOCK P.M.

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.



                              /s/ Edward J. Freel
                              -------------------------------------
                              Edward J. Freel, Secretary of State

                              AUTHENTICATION:      9032489
                                        DATE:      4/17/98

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "IA HOLDINGS CORP.", FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A.D. 1997, AT 9 O'CLOCK A.M.

                              /s/ Edward J. Freel
                              ------------------------------------
                              Edward J. Freel, Secretary of State

                              AUTHENTICATION:      9028529
                                        DATE:      4/15/98

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       of
                                       --

                               IA HOLDINGS CORP.
                               -----------------

     1.  The name of this corporation is IA Holdings Corp.

     2. The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares that this corporation shall have authority to issue is two million (2,000,000) shares of Common Stock, $.01 par value per share, and one hundred fifty thousand (150,000) shares of Preferred Stock, $.01 par value per share. Subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, the Board of Directors of this corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided bylaw, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.

     5. The name and mailing address of the incorporator is: Reza Satchu, c/o Fenway Partners, Inc., 152 West 57th Street, 59th Floor, New York, New York 10019.

     6. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of the State of Delaware.

     7. The election of directors need not be by written ballot unless the by-laws shall so require.

     8. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

     9. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     10. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require
                     --------  -------
this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director of officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

     11. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

     12. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

     13. This corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware.

     THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 30th of January, 1997.

                                 /s/ Reza Satchu
                                --------------------------------
                                Reza Satchu

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "IA HOLDINGS CORP.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF FEBRUARY, A.D. 1997, AT 9 O'CLOCK A.M.



                                /s/ Edward J. Freel
                               -------------------------------------
                               Edward J. Freel, Secretary of State

                               AUTHENTICATION:     9028530
                                         DATE:     4/15/98

                    CERTIFICATE OF AMENDMENT OF CERTIFICATE
                      OF INCORPORATION BEFORE PAYMENT FOR
                            ANY PART OF THE CAPITAL

                                       OF

                               IA HOLDINGS CORP.

     IA Holdings Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That the Corporation has not received any payment for any of its stock.

SECOND: That the Board of Directors of this Corporation has adopted by unanimous written consent the following resolutions:

     RESOLVED: That the Certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article 4 the following new Article 4:

               "4. The total number of shares that this corporation shall have authority to issue is two hundred thousand (200,000) shares of Common Stock, par value $.01 per share, and fifteen thousand (15,000) shares of Preferred Stock, par value $.01 per share. Subject to the limitation prescribed by law and the provisions of this Certificate of Incorporation, the Board of Directors of this corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote."

THIRD: That the amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, unanimous written consent of the Board of Directors of the Corporation given in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by Andrea Geisser, its Vice President, this 20th day of February, 1997.


                               /s/ Andrea Geisser
                              -------------------------------
                              Andrea Geisser
                              Vice President


Dated:  February 20, 1997

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "IA HOLDINGS CORP.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 1997, AT 9 O'CLOCK A.M.



                               /s/ Edward J. Freel
                              -------------------------------------
                              Edward J. Freel, Secretary of State

                              AUTHENTICATION:      9028531
                                        DATE:      4/15/98

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                     of the

                            SERIES A PREFERRED STOCK

                                       of

                               IA HOLDINGS CORP.

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

     I, Andrea Geisser, Vice President of IA Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with Section 151 of the Delaware General Corporation Law, certify:

     FIRST: The Certificate of Incorporation of the Corporation authorizes the issuance of up to 15,000 shares of preferred stock, par value $.01 per share, in one or more series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the creation and issuance of any such series adopted by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares of such series, pursuant to authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Corporation.

     SECOND: The Board of Directors, by unanimous written consent dated February 25, 1997, duly adopted the following resolution authorizing the creation of a new series of such preferred stock, to be known as "Series A Preferred Stock," stating that 10,000 shares of the authorized and unissued preferred stock shall constitute such series, and setting forth a statement of the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as follows:

     BE IT RESOLVED, that the terms of the Series A Preferred Stock shall be as follows:

     1.  Designation and Number.  The designation of the first series of the
         ----------------------
authorized preferred stock, par value $.01 per share, of the Corporation shall be Series A Preferred Stock (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 10,000.

     2.  Dividends.
         ---------

     2A.  General Obligation.  When, as and if declared by the Board of
          ------------------
Directors and to the extent permitted by law, the Corporation shall pay preferential dividends to the holders of the Series A Preferred Stock as provided in this Section 2. Dividends on each share of the Series A Preferred Stock (a "Class A Preferred Share") shall accrue from the date of issuance of such Class A Preferred Share at the rate of fifteen and one-half percent (15 1/2%) per annum of the Liquidation Value thereof; provided, however, that such
                                                  --------  -------
dividend rate shall be subject to increase in the following circumstances and manner;

               (i) In the event that any Class A Preferred Shares are not redeemed on or before February 26, 2007 (as contemplated by Section 5A) then the dividend rate applicable on such shares shall thereafter accrue until redemption of such shares at the following rates for the following periods:

                       Period                          Rate

          February 27, 2007 to March 26, 2007         15-1/2%
          March 27, 2007 to September 26, 2007        16-1/2%
          September 27, 2007 to March 26, 2008        17-1/2%
          March 27, 2008 to September 26, 2008        18-1/2%
          September 27, 2008 to March 26, 2009        19-1/2%
          Thereafter until redeemed                      20%

               (ii) From and after any Change in Ownership Triggering Event, in the event that any Class A Preferred Shares with respect to which the holder thereof has requested redemption and complied with the notice and other delivery requirements of Section 5E are not so redeemed on the Change in Ownership Redemption Date then (subject to the provisions of Section 5E regarding rescission of redemption requests) the dividend rate applicable to such shares shall thereafter accrue from the Change in Ownership Redemption Date with respect to such shares until redemption of such shares at the rate of: seventeen and one-half percent (17-1/2%) per annum for the six-month period commencing on such Change in Ownership Redemption Date, eighteen and one-half percent (18-1/2%) for the next succeeding six-month period, nineteen and one-half percent (19-1/2%) for the next succeeding six-month period and 20% thereafter until redeemed.

All such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid, or shall be declared with funds irrevocably set apart for payment or shall be paid through issuance of additional Class A Preferred Shares (as hereinafter provided), before any cash dividends may be paid with respect to any Junior Securities. The date on which the

Corporation initially issues any Class A Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Class A Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class A Preferred Share.

     2B.  Dividend Payments.  Subject to the limitations set forth in Section
          -----------------
2A, dividends on the Series A Preferred Stock shall be payable in cash or, at the option of the Corporation, in whole or in part in additional Class A Preferred Shares (including fractional shares) on the last day of January of each year (each such date a "Dividend Payment Date") beginning in January 1998. In the event the Corporation elects to pay such dividends in the form of additional Class A Preferred Shares, the Corporation may, but shall not be obligated to, pay cash in lieu of any fractional shares issuable in connection with such dividends.

     2C.  Distribution of Partial Dividend Payments.  Except as otherwise
          -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Class A Preferred Shares held by each such holder.

     3.  Liquidation.  Upon any liquidation, dissolution or winding up of the
         -----------
Corporation (whether voluntary or involuntary), each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Class A Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the holders of the Series A Preferred Stock shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 20 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Preferred Share, each share of Common Stock and each other equity security of the Corporation in connection with such liquidation, dissolution or winding up. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the Fair Market Value of such property.

     4.  Priority of Series A Preferred Stock on Dividends and Redemptions.  So
         -----------------------------------------------------------------
long as any Series A Preferred Stock remains outstanding, without the prior written consent of the holders of two thirds (66-2/3%) of the Class A Preferred Shares then outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided, however, that (i) the Corporation may repurchase or redeem any Junior
--------  -------
Securities from any Mezzanine Investor pursuant to the provisions of Section
3.1.7 of the Stockholders Agreement as in effect on the date hereof, (ii) the Corporation may repurchase or redeem any Junior Securities held by any officers, directors or employees of the Corporation or its Subsidiaries (or by any Member of the Immediate Family (as defined in the Stockholders Agreement) of any such officer, director or employee, or, after the death of any such holder, by any such holder's estate, executors, administrators and personal representatives or any such holder's heirs, legatees or distributees) and (iii) the Corporation may declare and pay any dividend and make any distributions which are payable solely in the form of additional Junior Securities.

     5.  Redemptions.
         -----------

     5A.  Mandatory and Optional Redemption.  On February 26, 2007, the
          ---------------------------------
Corporation shall redeem each Class A Preferred Share then outstanding (the "Mandatory Redemption"), subject to the limitations set forth in Section 5B below. In addition, the Corporation may, at its option, at any time and from time to time, redeem all or any portion of the Class A Preferred Shares then outstanding (each an "Optional Redemption"). Upon either a Mandatory Redemption or an Optional Redemption, the Corporation shall pay out of funds legally available therefor a price per Class A Preferred Share equal to the Redemption Price.

     5B.  Redemption Payment.  For each Class A Preferred Share which is to be
          ------------------
redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay out of funds legally available therefor to the holder of such Class A Preferred Share (upon surrender by such holder) at the Corporation's principal office of the certificate representing such Class A Preferred Share) an amount equal to the Redemption Price; provided, however, that Mandatory Redemption
                               --------  -------
shall only be made to the extent that funds of the Corporation are legally available for such purposes after: (i) all obligations under the Senior Credit Agreement and all other Designated Senior Debt (collectively, the "Senior Credit Obligations") have been paid in full and all commitments to lend additional amounts thereunder or under any other agreement with respect to Designated Senior Debt shall have been canceled (or such redemption has been consented to by the lenders under the Senior Credit Agreement and any other holders of Designated Senior Debt to the extent required thereunder) and (ii) the Subordinated Notes have been paid in full (or such redemption has been consented to by the holders thereof). If the funds of the Corporation available, after fulfillment of the conditions set forth in clauses (i) and (ii) of the immediately preceding sentence (such fulfillment being referred to herein as the "Satisfaction of the Specified Credit Obligations"), for redemption of Class A Preferred Shares on any Redemption Date are insufficient to redeem the total number of Class A Preferred Shares to be redeemed on such date, those funds which are available after the Satisfaction of the Specified Credit Obligations shall be used to redeem the maximum possible number of Class A Preferred Shares pro rata among the holders of the Class A Preferred Shares to be redeemed based upon the aggregate Redemption Price of such Class A Preferred Shares held by each such holder. At any time thereafter when additional funds of the Corporation are available (after Satisfaction of the Specified Credit Obligations) for the redemption of Class A Preferred Shares, such funds shall thereafter be used to redeem the balance of the Class A Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     5C.  Notice of Redemption.  Except as otherwise provided herein, the
          --------------------
Corporation shall mail written notice of each redemption of any Series A Preferred Stock to each record holder thereof not more than 60 nor less than 10 days prior to the date on which such redemption is to be made. In case fewer than the total number of Class A Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class A Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Class A Preferred Shares.

     5D.  Dividends After Redemption Date.  No Class A Preferred Shares shall be
          -------------------------------
entitled to any dividends accruing after the date on which the Redemption Price of such Class A Preferred Share is paid (or made available for payment to) to the holder of such Class A Preferred Share. On such date, all rights of the holder of such Class A Preferred Share shall cease, and such Class A Preferred Share shall no longer be deemed to be issued and outstanding.

     5E.  Special Redemptions.  If a Change in Ownership Triggering Event has
          -------------------
occurred or the Corporation obtains knowledge that a Change in Ownership Triggering Event is likely to occur, the Corporation shall give prompt written notice of such Change in Ownership Triggering Event describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred Stock, provided that: (i) at any time prior to an initial Public Offering such notice shall be given at least five days prior to the occurrence of such Change in Ownership Triggering Event and (ii) at any time after an initial Public Offering such notice shall be given within ten days after the occurrence of such Change in Ownership Triggering Event. The holders of the Series A Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Series A Preferred Stock owned by such holders at a price per Class A Preferred Share (payable from funds legally available therefor after Satisfaction of the Specified Credit Obligations) equal to the Redemption Price by giving written notice to the Corporation of such election prior to the later of: (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Ownership Triggering Event (the "Expiration Date").

     Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Class A Preferred Shares specified therein on the later of: (a) the Business Day upon which the Change in Ownership Triggering Event occurs or (b) the fifth Business Day after the Corporation's receipt of such election(s) (the later of such dates being referred to herein as the "Change in Ownership Redemption Date"); provided, however, that the Corporation
                                        --------  -------
shall not be obligated to consummate such redemption except to the extent that funds of the Corporation are legally available for such purpose after Satisfaction of the Specified Credit Obligations. If any proposed Change in Ownership Triggering Event does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred stock may rescind such holder's request from redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction. The Company will give prompt notice to all holders of Class A Preferred Shares of any material change in the terms of timing of any proposed Change in Ownership Triggering Event. In the event of any such automatic or volitional rescission, the increase in dividend rate contemplated by Section 2A(ii) shall not apply to any Series A Preferred Shares the subject of such rescission.

     5F.  No Reissuance of Series A Preferred Stock.  No share or shares of the
          -----------------------------------------
Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     6.  Voting and Other Rights.
         -----------------------

     6A.  Voting.  Except as otherwise provided herein and as otherwise required
          ------
by applicable law, the Series A Preferred Stock shall have no voting rights.
The number of Class A Preferred Shares entitled to vote on any matter shall be determined as of the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except to the extent otherwise required by law, the holders of Series A Preferred Stock shall vote together as a single class on al matters.

     6B.  Other Rights.  In addition to any rights provided by law, without the
          ------------
written consent of the holders of two thirds (66-2/3%) of the Class A Preferred Shares then outstanding, the Corporation shall not:

               (i) authorize any proposed amendment to the Corporation's Certificate of Incorporation (including this Certificate of Designation) that would increase or decrease the aggregate number of authorized shares of Series A Preferred Stock, increase or decrease the par value of any shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to adversely affect them; or

               (ii) authorize, issue or sell, or obligate itself to authorize, issue or sell, any class or series of preferred stock that is senior to or pari passu with the Series A Preferred Stock with respect to dividends, liquidation preferences or redemption rights (other than additional shares of Series A Preferred Stock which are issued in lieu of cash dividends pursuant to Section 2).

     7.  Registration of Transfer.  The Corporation shall keep at its principal
         ------------------------
office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Class A Preferred Shares represented by the surrendered certificate. Subject to any stockholder or other agreements between the Corporation and the holders of Series A Preferred Stock, each such new certificate shall be registered in such name and shall represent such number of Class A Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

     8.  Replacement.  Upon receipt of evidence reasonably satisfactory to the
         -----------
Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class A Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     9.  Definitions.  As used in this Certificate, the following terms are used
         -----------
with the meanings ascribed thereto in this Section 9.

     "Change in Ownership Triggering Event" means, for purposes of Section 5E,
      ------------------------------------
any of the following: (i) at any time prior to a Public Offering Fenway and its affiliates shall cease to retain the right to elect a majority of the Board of Directors, (ii) at any time after a Public Offering Fenway, the Mezzanine Investors and the respective affiliates of Fenway and the various Mezzanine Investors shall cease to have the power to elect a majority of the Board of Directors or (iii) at any time the Corporation sells all or substantially all of its assets (including through sale of all or substantially all of the stock of its Subsidiaries or sale of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole).

     "Closing Date" means the first day on which any shares of Class A Preferred
      ------------
Stock are issued and sold pursuant to the Securities Purchase Agreement.

     "Common Stock" means, collectively, the Corporation's Common Stock and any
      ------------
capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum of percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Designated Senior Debt" shall have the meaning set forth in the Note
      ----------------------
Purchase Agreement.

     "Fair Market Value" means the fair market value determined (i) in the case
      -----------------
of any property to be valued where the value of such property is reasonably likely to exceed $5,000,000 in the aggregate, absent any agreement between the Corporation and the holders of two-thirds (66-2/3%) of the Preferred Stock then outstanding, by an Independent Investment Banking Firm retained by the Corporation (the fees and expenses of which shall be the responsibility of the Corporation) selected as set forth below and (ii) in all other cases, in good faith by the Board of Directors. In the circumstances identified in clause (i) of the immediately preceding sentence, the Board of Directors shall provide to each holder of the Preferred Stock subject to such distribution a list of three Independent Investment Banking Firms none of whom shall be an Affiliate of the Corporation, and within 15 days of receipt of such list, the holders of a majority of the Preferred Stock subject to such distribution shall select from such list the Independent Investment Banking Firm to perform the calculation; provided, however, that in the event an Independent Investment Banking Firm is
--------  -------
not selected within such 15 day period, the Board of Directors shall make such selection.

     "Fenway" means Fenway Partners Capital Fund, L.P., a Delaware limited
      ------
partnership.

     "IAH" means IAH Acquisition Corp., a Delaware corporation and a subsidiary
      ---
of the Corporation.

     "Independent Investment Banking Firm" means any investment banking firm
      -----------------------------------
which is not the beneficial owner of any equity interest in the Company or any shareholder of the Company.

     "Junior Securities" means any Common Stock or any other equity securities
      -----------------
of the Corporation which rank junior as to liquidation rights, dividend rights and redemption rights to the Series A Preferred Stock.

     "Liquidation Value" of any Class A Preferred Share as of any particular
      -----------------
date shall be equal to $10,000.

     "Mezzanine Investors" shall have the meaning set forth in the Stockholders
      -------------------
Agreement.

     "Note Purchase Agreement" means the Note Purchase Agreement dated on or
      -----------------------
about February 26, 1997 among IAH, New York Life Insurance Company and Fenway (as amended and in effect from time to time), a copy of which is maintained at the Corporation's headquarters and is available to holders of Series A Preferred Shares upon request.

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means any offering by the Corporation of its capital
      ---------------
stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

     "Redemption Date" as to any Class A Preferred Share means the date
      ---------------
specified in the notice of any redemption at the Corporation's option or at the holder's option; provided that no such date shall be a Redemption Date unless
                 --------
the Redemption Price of such Class A Preferred Share is actually paid (or made available for payment) in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid (or made available for payment).

     "Redemption Price" means, for each Class A Preferred Share, the Liquidation
      ----------------
Value thereof (plus all accrued and unpaid dividends thereon).

     "Securities Purchase Agreement" means the Securities Purchase Agreement
      -----------------------------
dated on or about February 26, 1997 among the Corporation, IAH, New York Life Insurance Company and Fenway (as amended and in effect from time to time), a copy of which is maintained at the Corporation's headquarters and is available to holders of Series A Preferred Shares upon request.

     "Senior Credit Agreement" shall have the meaning provided in the Note
      -----------------------
Purchase Agreement.

     "Stockholders Agreement" means the Stockholders Agreement dated on or about
      ----------------------
February 26, 1997 among the Corporation and the stockholders named therein, as amended and in effect from time to time, a copy of which is maintained at the Corporation's headquarters and is available to holders of Series A Preferred Shares upon request.

     "Subordinated Notes" means the 12.5% Subordinated Notes of IAH issued
      ------------------
pursuant to the Securities Purchase Agreement.

     "Subsidiary" means, with respect to any Person, any corporation, limited
      ----------
liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

     10.  Amendment and Waiver.  No amendment, modification or waiver shall be
          --------------------
binding or effective with respect to any provision hereof without the prior written consent of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken; provided that no such action shall
                                              --------
change (a) the rate at which or the manner in which dividends on the Series A Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred Stock or the times at which redemption of Series A Preferred Stock is to occur or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of one hundred percent (100%) of the Series A Preferred Stock then outstanding; and provided further that no change in the
                                      -------- -------
terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred Stock then outstanding.

     11.  Notices.  Any notice or other communication referred to herein shall
          -------
be in writing, addressed as hereinafter provided, and shall be deemed effective
(x) when delivered or (y) if sent by overnight courier, two Business Days after the same shall have been deposited with such courier, or (z) if delivered or sent by facsimile transmission, upon confirmation of transmission. Such notices or other communication shall be addressed as follows: (i) if to the Corporation, at its principal executive offices and (ii) if to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     12.  Adjustment.  All numbers and amounts set forth herein which refer to
          ----------
share prices or amounts or liquidation preference related amounts, shall be appropriately adjusted (as determined by the Board of Directors) to reflect any stock splits, stock dividends, combinations of shares and other recapitalizations affecting the Series A Preferred Stock.

     In witness whereof, said IA Holdings Corp. has caused this Certificate of Designation, Preferences and Rights to be executed by an officer of said Corporation thereunto duly authorized, this 25 day of February 1997.

                                    IA HOLDINGS CORP.



                                    By  /s/ Andrea Geisser
                                      ------------------------------------
                                       Title: Vice President

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "IA HOLDINGS CORP.", CHANGING ITS NAME FROM "IA HOLDINGS CORP." TO "IRON AGE HOLDINGS CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF FEBRUARY, A.D. 1997, AT 3:40 O'CLOCK P.M.







                                /s/ Edward J. Freel
                               -------------------------------------------
                              Edward J. Freel, Secretary of State
                              AUTHENTICATION:      9028532
                                        DATE:      4/15/98

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               IA HOLDINGS CORP.


     IA Holdings Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST. That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted the following resolution:

          "RESOLVED:     That, subject to approval by the stockholders of the
           --------      corporation, Article 1 of the Certificate of
                         Incorporation of the corporation be amended and restated in its entirety as follows:

                         1. The name of this corporation is Iron Age Holdings Corporation."

     SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, SAID CORPORATION HAS caused this Certificate to be signed by an officer thereunto duly authorized this 26th day of February, 1997.

                              IA HOLDINGS CORP.

                              By:  /s/ Andrea Geisser
                                 --------------------------------
                                  Title: